Exhibit 10.1

FOURTH AMENDMENT

TO

REVOLVING CREDIT AGREEMENT

Fourth Amendment dated as of March 31, 2005 to Revolving Credit Agreement (the “Fourth Amendment”), by and among KEANE, INC., a Massachusetts corporation (the “Borrower”) and FLEET NATIONAL BANK and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the “Lenders”), amending certain provisions of the Revolving Credit Agreement dated as of February 28, 2003 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders, and FLEET NATIONAL BANK in its capacity as administrative agent for the Lenders (the “Administrative Agent”).  Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrower and the Lenders have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Fourth Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.                               Amendment to §9 of the Credit Agreement.  Section 9 of the Credit Agreement is hereby amended as follows:

(a)                                  Section 9.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of the text of §9.1(j); (ii) deleting the period from the end of §9.1(k) and substituting in place thereof a semicolon and the word “and”; and (iii) inserting immediately after the end of §9.1(k) the following:

(l)                                     other unsecured Indebtedness not otherwise permitted by this §9.1 in an aggregate principal amount not to exceed $3,000,000 outstanding at any time.

(b)                                 Section 9.3(f)(iii) of the Credit Agreement is hereby amended by inserting immediately after the words “the Investment by the Borrower in Newco after October 17, 2003 and prior to March 31, 2004 in an aggregate amount not to exceed $3,000,000” which appear in §9.3(f)(iii) the words “and the Investment by the Borrower in Newco after March 31, 2005 in an aggregate amount not to exceed $9,000,000”.

(c)                                  Section 9.5.1(c) of the Credit Agreement is hereby amended as follows:

(i)                                     Section 9.5.1(c)(i) of the Credit Agreement is hereby amended by deleting §9.5.1(c)(i) in its entirety and restating it as follows:

(i)                                     to the extent the aggregate amount of the purchase price for any single acquisition or series of related acquisitions which is payable in anything other than the Capital Stock of the Parent (and such Capital Stock shall have no redemption or repurchase rights prior to a date which is one (1) year after the Revolving Credit Loan Maturity Date and shall not have the ability to convert into any form of Indebtedness) exceeds $10,000,000, the Borrower has provided the Administrative Agent with prior written notice of such acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition;

(ii)                                  Section 9.5.1(c)(iv) of the Credit Agreement is hereby amended by deleting §9.5.1(c)(iv) in its entirety and restating it as follows:

(iv)                              (1) to the extent the aggregate amount of the purchase price for any single acquisition or series of related acquisitions which is payable in anything other than the Capital Stock of the Parent (and such Capital Stock shall have no redemption or repurchase rights prior to a date which is one (1) year after the Revolving Credit Loan Maturity Date and shall not have the ability to convert into any form of Indebtedness) exceeds $10,000,000, not less than five (5) days prior to the consummation of the proposed acquisition, the Borrower shall have delivered to the Administrative Agent (A) evidence satisfactory to the Administrative Agent that the Person (or assets, as the case may be) to be acquired has a positive EBITDA for the most recent twelve calendar months and had a positive EBITDA for the most recent fiscal year end, as demonstrated by audited financial statements (or, to the extent such Person so acquired has no audited historical financial results, the management prepared financial results of such Person so acquired) but with the Borrower being permitted to adjust such historical calculations to include in such calculations of EBITDA reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition and are effected on the closing of such Permitted Acquisition, as may be reasonably acceptable to the Administrative Agent, which adjustments shall be deemed to have been realized on the consummation of such Permitted Acquisition), with such results to be in form and substance reasonably acceptable to the Administrative Agent, provided, however, in each case, in the event that either no historical financial results are available with respect to the Person to be acquired, the Person to be acquired is not a separate legal entity, the Borrower or Subsidiary effecting the acquisition is acquiring only assets of another Person or, in the Administrative Agent’s reasonable discretion it determines the historical financial results do not adequately reflect the financial results of the Person or assets to be acquired, such calculations shall be made with reference to reasonable estimates of such past performance made by the Borrower based on existing data and other available information, such estimates to be reasonably acceptable in all respects to the Administrative Agent; (B) a Compliance Certificate prepared on a pro forma basis demonstrating compliance with the financial covenants set forth in §10 hereof both before and after giving effect to such Permitted Acquisition (with the Borrower being permitted to include in such pro forma statements reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition and are effected on the closing of such Permitted Acquisition, as may be reasonably acceptable to the Administrative Agent, which adjustments shall be deemed to have been realized on the consummation of such Permitted Acquisition); and (C) a certificate from the chief financial officer of the Borrower to the effect that (I) the Borrower on a consolidating basis, and the Borrower and its Subsidiaries, on a consolidated basis, will be solvent both before and after consummating the Permitted Acquisition and (II) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition; or (2) to the extent the aggregate amount of the purchase price for any single acquisition or series of related acquisitions which is payable in anything other than the Capital Stock of the Parent (and such Capital Stock shall have no redemption or repurchase rights prior to a date which is one (1) year after the Revolving Credit Loan Maturity Date and shall not have the ability to convert into any form of Indebtedness) is equal to or is less than $10,000,000, (x) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition; (y) the Borrower is in compliance with the financial covenants set forth in §10 hereof both before and after giving effect to such Permitted Acquisition; and (z) the Person (or assets, as the case may be) to be acquired either (I) has a positive EBITDA for the most recent twelve calendar months and had a positive EBITDA for the most recent fiscal year end, as demonstrated by audited financial statements (or, to the extent such Person so acquired has no audited historical financial results, the management prepared financial results of such Person so acquired) but with the Borrower being permitted to adjust such historical calculations to include in such calculations of EBITDA reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition and are effected on the closing of such Permitted Acquisition, which adjustments shall be deemed to have been realized on the consummation of such Permitted Acquisition), provided, however, in each case, in the event that either no historical financial results are available with respect to the Person to be acquired, the Person to be acquired is not a separate legal entity, the Borrower or Subsidiary effecting the acquisition is acquiring only assets of another Person, such calculations shall be made with reference to reasonable estimates of such past performance made by the Borrower based on existing data and other available information; or (II) to the extent the Person (or assets, as the case may be) has a negative EBITDA for the most recent twelve calendar months or a negative EBITDA for the most recent fiscal year end (as demonstrated in the manner set forth in 2(I) above), the negative EBITDA of the Person (or the assets, as the case may be) does not exceed $5,000,000;

§2.                               Conditions to Effectiveness.  This Fourth Amendment shall not become effective until the Administrative Agent receives a counterpart of this Fourth Amendment, executed by the Borrower, the Required Lenders and the Guarantors.

§3.                               Representations and Warranties.  The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in §7 of the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement (as amended by this Fourth Amendment) and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Fourth Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement  as amended hereby are within the authority of the Borrower and have been duly authorized by all necessary action on the part of the Borrower.

§4.                               Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement , the other Loan Documents (which, for the avoidance of doubt, shall included the Guarantees)  and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this Fourth Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§5.                               No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Administrative Agent or the Lenders consequent thereon.

§6.                               Counterparts.  This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§7.                               Governing Law.  THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as a document under seal as of the date first above written.

KEANE, INC.

By:	/s/ John J. Leahy
John J. Leahy
Senior Vice President and Chief Financial Officer

FLEET NATIONAL BANK

By:	/s/ William S. Rowe
Name: William S. Rowe
Title: Principal

KEY CORPORATE CAPITAL INC.

By:	/s/ Jeff Kalinowski
Name: Jeff Kalinowski
Title: Sr. Vice President

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (the “Guarantors”) hereby acknowledges and consents to the foregoing Fourth Amendment as of March 31, 2005, and agrees that the Guaranty dated as of February 28, 2003 from each Guarantor to the Administrative Agent and each Lender remains in full force and effect, and each such Guarantor confirms and ratifies all of its obligations thereunder.

DATASKILLS, INC.

By:	/s/ John J. Leahy
John J. Leahy, Treasurer

KEANE FEDERAL SYSTEMS, INC.

By:	/s/ John J. Leahy
John J. Leahy, Treasurer

KEANE SECURITIES CORPORATION

By:	/s/ John J. Leahy
John J. Leahy, Treasurer

KEANE BUSINESS TRUST

By:	/s/ Brian T. Keane
Brian T. Keane, Trustee

KEANE CARE, INC.

By:	/s/ John J. Leahy
John J. Leahy, Treasurer

KEANE INDIA HOLDINGS, INC.

By:	/s/ John J. Leahy
John J. Leahy, Treasurer